Exhibit 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-35606; 33-86424; 333-40227; 333-62545; 333-36366; 333-36364; 333-67330; 333-104225; 333-115277; 333-124534), Form S-3 (Nos. 333-108730, 333-124541 and 333-134300) and on Form S-4 (No. 333-97899) of Schlumberger Limited of our report dated February 16, 2007 relating to the consolidated financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP
Houston, Texas
February 16, 2007

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